Exhibit 99.1

      Volt Information Sciences Announces Second Quarter Results

    NEW YORK--(BUSINESS WIRE)--June 7, 2005--Volt Information Sciences, Inc. (NYSE:VOL) today reported financial results for the Company's second quarter and six months ended May 1, 2005.
    Volt will conduct a conference call webcast at 11:00 a.m. (EDT) today to discuss second quarter results. The conference call dial-in number is 1-888-469-0571 (domestic) or 1-517-623-4001 (international), passcode: Second Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    SECOND QUARTER - FISCAL 2005 RESULTS

    For the second quarter of fiscal 2005 ended May 1, 2005, the Company reported net income of $4.5 million, or $0.29 per share, compared to $14.1 million, or $0.92 per share, in the fiscal 2004 second quarter. The 2004 results included net income of $9.5 million, or $0.62 per share related to discontinued operations resulting from the sale of a building used by a subsidiary previously sold. Net sales for the 2005 quarter increased by 14% to $546.0 million, compared to $478.5 million in last year's comparable quarter.
    Income from continuing operations before minority interest and income taxes increased by $1.6 million, or 21%, compared to the 2004 comparable quarter.

    SIX MONTHS - FISCAL 2005 RESULTS

    For the first six months of fiscal 2005, the Company reported net income of $3.7 million, or $0.24 per share, on net sales of $1.0 billion, compared to $13.0 million, or $0.85 per share, on net sales of $892.4 million last year. The 2004 results included net income of $9.5 million, or $0.62 per share related to discontinued operations resulting from the sale of a building used by a subsidiary previously sold. The Company reported income from continuing operations of $3.7 million, or $0.24 per share, in the six months ended May 1, 2005 compared to $3.5 million, or $0.23 per share in the comparable fiscal 2004 period.
    Commenting on the results for the second quarter, Mr. William Shaw, Chairman and President of Volt, stated, "The decrease in operating profit of the Staffing segment, despite the twelve percent increase in sales, was a disappointment. The primary reason for this decline was that the increase in sales was not sufficient to offset the planned increase in indirect labor headcount, which was believed necessary to support the recent growth trend of several of the segment's business units. On the positive side, the other three segments of the Company, Telecommunications Services, Telephone Directory and Computer Systems, produced significantly improved results over the comparable 2004 second quarter, including a return to profitability of the Telecommunications Services segment. Also of note is the continued strong improvement in the Computer Services segment's results, which showed increased operating income for both the business obtained from the recent acquisition of a Nortel business unit and its own operations."

    STAFFING SERVICES

    An $8.7 million increase in overhead, primarily related to an increase in indirect labor and associated cost, more than offset a $
6.4 million increase in gross margin. This increase in overhead was spread over several business units, with Technical Staffing and VMC absorbing the more significant percentage of this increase. Pressure on margins, both because of increased unemployment taxes and competitive pressure, resulted in a slight (0.2 %) decrease in gross margins for the segment compared to the 2004 quarter. The Administrative and Industrial division of the segment continues to generate operating losses resulting from competitive pressure on labor markups and the resistance of customers to the Company's request to absorb increases in direct labor related costs by increasing mark ups.

    COMPUTER SYSTEMS

    This segment's 54% increase in operating profit to $9.0 million compared to the results in the fiscal 2004 quarter was primarily the result of the increase in sales from both the business acquired in the Nortel acquisition ($7.6 million) and the increase Delta's regular business ($9.0 million), as well as a reduction of overhead as a percentage of sales. Transactions generated in the operator services business increased from 194 million in 2004 to 309 million in the 2005 quarter. Operating profit for the Maintenance division decreased by $0.3 million from the comparable 2004 quarter as the result of an increase in headcount required to staff two recently signed major maintenance contracts which did not produce revenue in this quarter.

    TELEPHONE DIRECTORY

    The 25% increase in operating profit for this segment to $2.5 million compared to the 2004 quarter was related entirely to increased profits in the Directory Production unit. This increase was primarily the result of profits from a new production contract as well as the elimination of losses incurred in the 2004 quarter from a directory publication sold last year. Sales for DataNational, the community directory publishing unit, increased by $0.7 million, but a reduction in gross margin, caused by a change in the mix of directories published in the quarter, resulted in level operating profit compared to the 2004 quarter.

    TELECOMMUNICATIONS SERVICES

    Although conditions in the Telecommunications industry remain difficult, with the continuation of low spending by the segment's customers and competitive pressures on contracts bid, a $1.3 million operating profit in the Construction division, compared to a loss of $1.0 million in the 2004 second quarter, resulted in returning the segment to a small operating profit. The improvement in this division resulted from the completion of one major project and increased government revenues. The other three divisions of the segment incurred operating losses, with the Business Systems division particularly negatively affected by the reduction in business from two major telecommunications companies related to local residential services. The focus in this segment remains obtaining a reduction in overhead until the industry increases spending, as well as concentration on certain areas of the business not affected by the cutbacks where backlog has increased.

    GENERAL CORPORATE EXPENSES

    The increase in General Corporate expenses compared to the 2004 quarter was related to expenses necessary to meet the disaster recovery redundancy requirements for business continuity and communications, increases in compensation, higher professional fees and costs related to compliance with the Sarbanes-Oxley Act.
    Cash and cash equivalents, excluding restricted cash, was $62.2 million at the end of the quarter. At May 1, 2005, the Company had sold a participating interest in accounts receivable of $80.0 million under its securitization program and had the ability to finance an additional $70.0 million under the facility. In April 2005, this facility was amended to extend its expiration date to April 2007.
    In addition, the Company may borrow under a $40.0 million revolving secured credit facility, amended and increased from $30.0 million in April 2005. The facility requires the maintenance of certain accounts receivable balances in excess of borrowings and terminates in April 2008 unless extended. At May 1, 2005, the Company had not borrowed under the facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt's Web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov and at the Company's Web site at http://www.volt.com in the Investor Information section.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                         SUMMARY OF OPERATIONS
                              (UNAUDITED)

                        SECOND QUARTER ENDED      SIX MONTHS ENDED
                         May 1,      May 2,      May 1,      May 2,
                          2005       2004 (1)     2005       2004 (1)
                       ----------- ----------- ----------- -----------

                       (Dollars in thousands, except per share data)

Net sales             $   546,045 $   478,479 $ 1,043,880 $   892,438
                       =========== =========== =========== ===========

Income from continuing
 operations before
 minority interest
 and income taxes     $     9,166 $     7,548 $     9,374 $     5,650
Minority interest --
 Note A                    (1,759)                 (3,253)
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes               7,407       7,548       6,121       5,650
Income tax provision       (2,880)     (2,940)     (2,402)     (2,195)
                       ----------- ----------- ----------- -----------
Income from
 continuing operations      4,527       4,608       3,719       3,455

Discontinued
 operations -sale of
 real estate -- Note B                  9,520                   9,520
                      ------------ ----------- ----------- -----------

Net income            $     4,527 $    14,128 $     3,719 $    12,975
                       =========== =========== =========== ===========

                                      Per Share Data
Basic
 Income from
  continuing
  operations          $      0.30 $      0.31 $      0.24 $      0.23
 Discontinued
  operations                             0.62                    0.62
                      ------------ ----------- ----------- -----------
 Net income           $      0.30 $      0.93 $      0.24 $      0.85
                       =========== =========== =========== ===========


Diluted:
 Income from
  continuing
  operations          $      0.29 $      0.30 $      0.24 $      0.23
 Discontinued
  operations                             0.62                    0.62
                      ------------ ----------- ----------- -----------
 Net income           $      0.29 $      0.92 $      0.24 $      0.85
                       =========== =========== =========== ===========


Weighted average
 number of shares
 outstanding - basic   15,323,593  15,223,545  15,307,379  15,222,586
                       =========== =========== =========== ===========

Weighted average
 number of shares
 outstanding - diluted 15,446,297  15,335,804  15,444,056  15,313,164
                       =========== =========== =========== ===========


(1) As previously announced, the Company has restated its previously issued financial statements for the first two quarters of fiscal year 2004 as a result of inappropriate application of accounting principles for revenue recognition by its telephone directory publishing operation in Uruguay. Accordingly, sales have been increased by $1.2 million and $2.5 million and the net operating profit has been increased by $0.4 million and $0.7 million for the second quarter and six months ended May 2, 2004, respectively.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)


                            SECOND QUARTER ENDED   SIX MONTHS ENDED
                              May 1,    May 2,    May 1,     May 2,
                               2005     2004 (1)   2005      2004 (1)
                            ---------- --------- ---------- ----------
Net Sales:                            (Dollars in thousands)
----------
Staffing Services -- Note C
   Traditional Staffing     $ 442,822 $ 397,238 $  856,916 $  739,914
   Managed Services           312,334   291,698    609,766    529,796
                             --------- --------- ---------- ----------
   Total Gross Sales          755,156   688,936  1,466,682  1,269,710
   Less: Non-Recourse
    Managed Services         (302,292) (283,283)  (593,485)  (516,416)
                             --------- --------- ---------- ----------
Net Staffing Services         452,864   405,653    873,197    753,294
Telephone Directory            17,369    16,833     33,073     32,682
Telecommunications Services    37,935    33,508     63,139     63,404
Computer Systems               42,920    26,327     84,114     50,422
Elimination of inter-segment
 sales                         (5,043)   (3,842)    (9,643)    (7,364)
                             --------- --------- ---------- ----------

Total Net Sales             $ 546,045 $ 478,479 $1,043,880 $  892,438
                             ========= ========= ========== ==========

Income (Loss) from
 Continuing Operations
 Before Minority Interest
 and Income Taxes
Staffing Services           $   7,263 $   9,567 $    9,716 $   10,958
Telephone Directory             2,501     1,995      4,608      4,594
Telecommunications Services       193      (817)    (2,236)    (2,719)
Computer Systems                9,015     5,866     16,529     10,389
                             --------- --------- ---------- ----------
Total Segment Operating
 Profit                        18,972    16,611     28,617     23,222

General corporate expenses     (8,976)   (7,633)   (17,283)   (15,193)
                             --------- --------- ---------- ----------
Total Operating Profit          9,996     8,978     11,334      8,029

Interest income and other
 expense                         (290)     (913)      (746)    (1,429)
Foreign exchange loss-net         (98)      (94)      (260)       (70)
Interest expense                 (442)     (423)      (954)      (880)
                             --------- --------- ---------- ----------

Income from Continuing
 Operations Before Minority
 Interest and Income Taxes  $   9,166 $   7,548 $    9,374 $    5,650
                             ========= ========= ========== ==========

(1) As previously announced, the Company has restated its previously issued financial statements for the first two quarters of fiscal year 2004 as a result of inappropriate application of accounting principles for revenue recognition by its telephone directory publishing operation in Uruguay. Accordingly, sales have been increased by $1.2 million and $2.5 million and the net operating profit has been increased by $0.4 million and $0.7 million for the second quarter and six months ended May 2, 2004, respectively.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                            May 1,       October 31,
                                             2005           2004
                                       --------------- ---------------
Assets                                       (Dollars in thousands)
 Current Assets
  Cash and cash equivalents, including
   restricted cash of $26,421 (2005)
   and $43,722 (2004) -- Note B        $       88,614 $        88,031
Short-term investments                          3,900           4,248
  Trade receivables, net -- Note D            391,868         409,130
  Inventories                                  32,660          32,676
  Recoverable income taxes                      2,683               -
  Deferred income taxes                         9,660           9,385
  Prepaid and other assets                     19,069          14,847
                                        -------------- ---------------
 Total Current Assets                         548,454         558,317

 Property, plant and equipment, net            81,362          85,038
 Deposits and other assets                      2,161           1,539
 Goodwill                                      29,144          29,144
 Other intangible assets, net                  15,447          15,998
                                        -------------- ---------------
 Total Assets                          $      676,568 $       690,036
                                        ============== ===============

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                $        4,007 $         7,955
  Current portion of long-term debt             2,330             399
  Accounts payable                            180,541         192,163
  Accrued wages and commissions                51,500          54,200
  Accrued taxes other than income taxes        19,304          17,729
  Other accruals                               31,913          36,036
  Deferred income and other liabilities        37,651          36,909
  Income taxes payable                              -           4,270
                                        -------------- ---------------
 Total Current Liabilities                    327,246         349,661

 Accrued insurance                              4,478              86
 Long-term debt                                13,518          15,588
 Deferred income taxes                         10,721          11,764
 Minority interest -- Note A                   39,673          36,420

 Stockholders' Equity                         280,932         276,517
                                        -------------- ---------------
 Total Liabilities and Stockholders'
  Equity                               $      676,568 $       690,036
                                        ============== ===============


           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

A - On August 2, 2004, Volt Delta Resources, LLC ("VoltDelta"), a wholly-owned subsidiary of the Company, closed a Contribution Agreement signed with Nortel Networks, Inc. ("Nortel Networks") on June 11, 2004 under which Nortel Networks contributed certain of the assets (consisting principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of its directory and operator services ("DOS") business to VoltDelta in exchange for a 24% minority equity interest in VoltDelta. Together with its subsidiaries, VoltDelta is reported as the Company's Computer Systems segment. VoltDelta is using the assets acquired from Nortel Networks to enhance the operation of its DOS business. The acquisition permits VoltDelta to provide the newly combined customer base with new solutions, an expanded suite of products, content and enhanced services.

B - The results of discontinued operations reflect the sale of real estate, in the second quarter of 2004, previously leased by the Company to its former 59% owned subsidiary, Autologic Information International, Inc., which interest was sold in November 2001. The cash transaction resulted in a $9.5 million gain, net of taxes of $4.6 million.

C - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the May 1, 2005 and October 31, 2004 balance sheets.

D - On April 15, 2002, under a securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold was $80.0 million at May 1, 2005 and $70.0 million at October 31, 2004. Accordingly, the trade receivables included on the May 1, 2005 and November 2, 2003 balance sheets have been reduced to reflect the $80.0 million and $70.0 million participation interest sold, respectively.

    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg and Ron Kochman, 212-704-2400 voltinvest@volt.com